UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2006

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Church Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, “Entry into a Material Definitive Agreement”

The information set forth under Item 2.01, “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01, “Completion of Acquisition or Disposition of Assets”

On November 20, 2006, Moody’s Corporation (the “Company”) entered into a sale agreement (the “Agreement”) with 99 Church Investors LLC (the “Purchaser”), for the sale of the land and building located at 99 Church Street, New York, New York (the “Premises”), which currently serves as the Company’s corporate headquarters. The Purchaser has agreed to pay the Company $170 million for the Premises.

The Company intends on leasing the Premises until all employees are relocated to its new corporate headquarters at 7 World Trade Center at 250 Greenwich Street, New York, New York. The Company expects that the relocation will be completed within the next twelve months.

Item 9.01, “Financial Statements and Exhibits”

(c) Exhibits

99.1	Press release of Moody’s Corporation dated November 21, 2006

99.2	Purchase and Sale Agreement dated November 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins Senior Vice President and General Counsel

Date: November 22, 2006